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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Annual Report of Westlake Chemical Corporation (the "Company") on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Albert Chao, President of the Company, and Ruth I. Dreessen, Sr. Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

          /s/ Albert Chao
-------------------------------------
Albert Chao
President
(Principal Executive Officer)
March 26, 2004

      /s/ Ruth I. Dreessen
-------------------------------------
Ruth I. Dreessen
Sr. Vice President & Chief Financial Officer
(Principal Financial Officer)

March 26, 2004